UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            June 17, 2019

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2019, Lomas Encantadas Development Company LLC (“Borrower”), an indirect subsidiary of AMREP Corporation, entered into a Development Loan Agreement with BOKF, NA dba Bank of Albuquerque (“Lender”). The Development Loan Agreement is evidenced by a Non-Revolving Line of Credit Promissory Note, dated June 17, 2019, and is secured by a Mortgage, Security Agreement and Financing Statement, between Borrower and Lender, dated June 17, 2019, with respect to certain planned residential lots within the Lomas Encantadas subdivision located in Rio Rancho, New Mexico. Pursuant to a Guaranty Agreement, dated June 17, 2019, entered into by AMREP Southwest Inc. (“Guarantor”), an indirect subsidiary of AMREP Corporation, in favor of Lender, Guarantor has guaranteed Borrower’s obligations under each of the above agreements.

Pursuant to the loan documentation, Lender agrees to lend up to $2,475,000 to Borrower on a non-revolving line of credit basis to partially fund the development of certain planned residential lots within the Lomas Encantadas subdivision. Interest on the outstanding principal amount of the loan is payable monthly at the annual rate equal to the London Interbank Offered Rate for a thirty-day interest period plus a spread of 3.0%, adjusted monthly. Lender is required to release the lien of its mortgage on any lot upon Borrower making a principal payment of $37,500. Borrower is required to make periodic principal repayments of borrowed funds not previously repaid as follows: $900,000 on or before March 17, 2021, $300,000 on or before June 17, 2021, $300,000 on or before September 17, 2021, $262,500 on or before December 17, 2021, $525,000 on or before March 17, 2022 and $187,500 on or before June 17, 2022. The outstanding principal amount of the loan may be prepaid at any time without penalty. The loan is scheduled to mature on June 17, 2022.

Borrower and Guarantor have made certain representations and warranties in connection with this loan and are required to comply with various covenants, reporting requirements and other customary requirements for similar loans. The loan documentation contains customary events of default for similar financing transactions, including: Borrower’s failure to make principal, interest or other payments when due; the failure of Borrower or Guarantor to observe or perform their respective covenants under the loan documentation; the representations and warranties of Borrower or the Guarantor being false; the insolvency or bankruptcy of Borrower or Guarantor; and the failure of Guarantor to maintain a tangible net worth of at least $32 million. Upon the occurrence and during the continuance of an event of default, Lender may declare the outstanding principal amount and all other obligations under the loan immediately due and payable. Borrower incurred certain customary costs and expenses and paid certain fees to Lender in connection with the loan.

The foregoing description of the loan documentation is a summary only and is qualified in all respects by the provisions of the loan documentation; copies of the Development Loan Agreement, Non-Revolving Line of Credit Promissory Note, Mortgage, Security Agreement and Financing Statement, Guaranty Agreement are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to Note 8 to the consolidated financial statements contained in the annual report on Form 10-K of AMREP Corporation for the year ended April 30, 2018, which was filed with the SEC on July 20, 2018, regarding the Development Loan Agreement entered into between Lender and Borrower in December 2017, in which Lender agreed to lend up to $4,750,000 to Borrower on a non-revolving line of credit basis to partially fund the development of certain residential lots within the Lomas Encantadas subdivision. Borrower has repaid all outstanding amounts due to Lender under such loan and, on June 17, 2019, the loan was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Development Loan Agreement, dated as of June 17, 2019, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.2	Non-Revolving Line of Credit Promissory Note, dated June 17, 2019, by Lomas Encantadas Development Company, LLC in favor of BOKF, NA dba Bank of Albuquerque.

10.3	Mortgage, Security Agreement and Financing Statement, dated as of June 17, 2019, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.4	Guaranty Agreement, dated as of June 17, 2019, made by AMREP Southwest Inc. for the benefit of BOKF, NA dba Bank of Albuquerque.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: June 17, 2019	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Development Loan Agreement, dated as of June 17, 2019, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.2	Non-Revolving Line of Credit Promissory Note, dated June 17, 2019, by Lomas Encantadas Development Company, LLC in favor of BOKF, NA dba Bank of Albuquerque.

10.3	Mortgage, Security Agreement and Financing Statement, dated as of June 17, 2019, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.4	Guaranty Agreement, dated as of June 17, 2019, made by AMREP Southwest Inc. for the benefit of BOKF, NA dba Bank of Albuquerque.